                                                                      Exhibit 1


                             UNDERWRITING AGREEMENT




                                                                     May 3, 2000

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November 1, 1999, attached hereto, is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                          Very truly yours,

                                          CONSOLIDATED EDISON COMPANY
                                          OF NEW YORK, INC.


                                          By:   ROBERT P. STELBEN
                                             -------------------------------
                                                Robert P. Stelben
                                                Vice President and Treasurer


Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


SALOMON SMITH BARNEY INC.

By:   SCOTT SANDERS
      ----------------
      Vice President

                                   SCHEDULE I



                                                      Principal Amount of
                                                      Designated Securities
   Underwriter                                        to be Purchased


   SALOMON SMITH BARNEY INC.                          $325,000,000


             Total                                    $325,000,000

                                   SCHEDULE II


Title of Designated Securities:

   8 1/8% Debentures, Series 2000 A.


Aggregate principal amount:

      $325,000,000


Price to Public:

      Initially 99.935% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 8, 2000 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

      99.478% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 8, 2000 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

      Funds will be delivered by wire transfer pursuant to the Company's written instructions to the Representative.



Indenture:

      Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.

Maturity:

      May 1, 2010.


Interest Rate:

      As set forth in the prospectus supplement, dated May 3, 2000, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated November 17, 1999 (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-3 (No. 333-90385, declared effective by the SEC on November 17, 1999).


Interest Payment Dates:

      As set forth in the Prospectus Supplement.


Redemption Provisions:

      None.


Sinking Fund Provisions:

      None.


Time of Delivery:

      10:00 a.m., on Monday, May 8, 2000.


Closing Location:

      Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:



1. The sentence regarding delivery of the Designated Securities on the front cover of the Prospectus Supplement

2. The second paragraph, the second sentence of the fifth paragraph, and the last paragraph of the section entitled "Underwriting" of the Prospectus Supplement.

Address of Representative:

Salomon Smith Barney Inc.
390 Greenwich Street
New York, NY 10013
Attention:  Howard Hiller
            Managing Director


Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

      Description of Securities
      Description of Debentures

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                     UNDERWRITING AGREEMENT BASIC PROVISIONS

                                November 1, 1999


      Consolidated Edison Company of New York, Inc. (the "Company") may from time to time enter into one or more underwriting agreements that provide for the sale of certain of its securities. The basic provisions set forth herein may be incorporated by reference in any such underwriting agreement relating to a particular issue of Designated Securities (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

      The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are equity securities, in or pursuant to the provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or (ii) if the Designated Securities are debt securities, in or pursuant to the indenture (the "Indenture") identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

      I. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the "Commission"); the registration statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Securities Act of 1933 (the "Act") a prospectus supplement specifically relating to the Designated Securities and has previously advised the Underwriters of all information to be set forth therein. The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Designated Securities, as first filed with the Commission pursuant to Rule 424. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein.

         (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and, if the Designated Securities are debt securities, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under the Act and, if applicable, the Trust Indenture Act; and the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to: (i) any statements or omissions made in reliance upon and in conformity with any information specified in the Underwriting Agreement as furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities ("Underwriter Information"), and, if the Designated Securities are debt securities, (ii) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement.

         (d) Except as set forth or contemplated in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

         (e) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement and Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

         (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights of indemnification and contribution hereunder may be limited by law or principles of public policy.

         (h) If the Designated Securities are debt securities, the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 3 hereof), will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors' rights and to general equity principles.

         (i) If the Designated Securities are debt securities, the Designated Securities have been duly authorized, and when executed by the Company, authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Designated Securities and the Indenture conform to the descriptions thereof in the Prospectus.

         (j) If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus.

         (k) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable), and this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company's by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable) except such as have been, or will have been prior to the Time of Delivery, obtained under the Act, the Trust Indenture Act (if applicable) and the New York State Public Service Law and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or

Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

         (l) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (m) The consolidated financial statements of the Company and its subsidiaries set forth in the Registration and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

      2. Upon the execution of the Underwriting Agreement applicable to any Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

      3. One or more Global Securities (as defined in the Indenture specified in the Underwriting Agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the "Time of Delivery" for said Designated Securities.

      4. The Company agrees with each of the Underwriters of the Designated
Securities:

         (a) To prepare the Prospectus specifically relating to the Designated Securities in a form approved by the Representative and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; after the date of this Agreement and prior to the Time of Delivery for the Designated Securities, to make no amendment or supplement to the Registration Statement or Prospectus to which the Representative shall reasonably object in writing promptly after reasonable notice thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities, and during the same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly the Company's best efforts to obtain its withdrawal;

         (b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To deliver to the Representative three signed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters copies of the Prospectus, and each amendment or supplement thereto, in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file the document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;

         (d) To make generally available to the Company's security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

         (e) During the period beginning on the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions for the Designated Securities, as notified to the Company by the Representative, or (ii) the Time of Delivery for the Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Designated Securities, without the prior written consent of the

Representative, other than securities issued (i) upon conversions of the Company's outstanding securities in accordance with their terms, or (ii) in connection with the Company's employee stock or dividend reinvestment plans.

      5. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of typing, printing or producing this Agreement, any Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) all expenses in connection with the listing of the Designated Securities on any stock exchange or with the National Association of Securities Dealers Automated Quotation System; and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 5. It is understood, however, that, except as provided in this Section 5, or in Section 7 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

      6. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for the Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission since the date on which the Registration Statement became effective shall have been complied with to the reasonable satisfaction of the Representative.

         (b) Dewey Ballantine, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery for the Designated Securities, with respect to the Designated Securities, the Registration Statement, the Prospectus and such other related matters as the Representative may reasonably request.

         (c) The General Counsel of the Company shall have furnished to the Underwriters his written opinion, dated the Time of Delivery for the Designated Securities, in form and substance satisfactory to the Representative, to the effect that:

         (i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement or in the Prospectus as then amended or supplemented, to the best of his knowledge possesses all material licenses and approvals necessary for the conduct of its business;

         (ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;

         (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights of indemnification and contribution hereunder may be limited by law or principles of public policy;

         (iv) If the Designated Securities are debt securities, the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (v) If the Designated Securities are debt securities, the Designated Securities have been duly authorized, executed, issued and delivered by the Company, and assuming due authentication in accordance with the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (vi) If the Designated Securities are equity securities, the Designated Securities have been duly authorized, and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

         (vii) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture (if applicable) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, agreement or instrument known to him to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company's by-laws, or any order, rule or regulation known to him of any court, governmental agency or body having jurisdiction over the Company or any of its properties;

        (viii) No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body is required for the issue and sale by the Company of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture (if applicable), except such as have been obtained under the Act, the Trust Indenture Act (if applicable) and the New York State Public Service Law and such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

         (ix) The Registration Statement (exclusive of any Form T-1, as to which he need express no opinion or belief) and the Prospectus (other than the financial statements and related schedules therein, as to which he need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus at the Time of Delivery (other than the financial statements and related schedules therein, as to which he need express no opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

         (x) He has no reason to believe that (A) the Registration Statement as of the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

         (xi) The statements contained in the Prospectus as amended or supplemented under the captions specified in the Underwriting Agreement, insofar as said statements constitute a summary of the documents referred to therein, are accurate and fairly present the information required to be shown; to the best of his knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in any such case, are required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

         (xii) Consolidated Edison, Inc. is exempt from the provisions of the Public Utility Holding Company Act of 1935 except Section 9(a)(2) thereof;

         (d) At 10:00 a.m., New York City time, at the Time of Delivery for the Designated Securities, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter, dated the Time of Delivery, to the effect set forth in Annex I hereto, and as to such other matters as the Representative may reasonably request and in form and substance satisfactory to the Representative;

         (e) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries (taken as a whole), other than as set forth or contemplated in the Prospectus as of the date of this Agreement, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus;

         (f) Subsequent to the date of this Agreement, (i) no downgrading or withdrawal shall have occurred in the rating accorded any securities of the Company by Moody's Investors Service Inc., Standard & Poor's Ratings Group or Fitch Investor Services, and (ii) neither Moody's Investors Service Inc., Standard & Poor's Rating Group nor Fitch Investor Services shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company;

         (g) Subsequent to the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national calamity, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 6(g) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus; and

         (h) The Company shall have furnished or caused to be furnished to the Representative at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) (the statement that no stop order has been "threatened" by the Commission may be qualified by the phrase "to the best of our knowledge," (e) and (f) (item (ii) may be qualified by the phrase "to the best of our knowledge") of this Section 6.

         (i) The Designated Securities shall have been approved for listing on the stock exchanges, if any, specified in the Underwriting Agreement.

      7. (a) The Company will indemnify each Underwriter and hold it harmless against any losses, claims, damages or liabilities, joint or several, to which any Underwriter may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information.

         (b) Each Underwriter will indemnify the Company and hold it harmless against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and control persons of Underwriters entitled to indemnification under subsection (e) of this Section 7 shall be designated in writing by the Representative and any such separate firm for the Company, its Trustees (directors) and officers and control persons, if any, of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold an indemnified party harmless under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Underwriters of the Designated Securities on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that said Underwriter has otherwise been required to pay by reason of said untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and Trustee (director) of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      8. If, at the Time of Delivery, any one or more of the Underwriters shall default in its obligation to purchase any of the Designated Securities, and the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is not more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of the Designated Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount or number of shares (as the case may be) of Designated Securities set forth opposite their respective names in Schedule I to the Underwriting Agreement bears to the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the names of all the non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Designated Securities as to which the defaulting Underwriter or Underwriters so defaulted on that date; PROVIDED that in no event shall the principal amount or number of shares (as the case may be) of Designated Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities without the written consent of that Underwriter. If any Underwriter or Underwriters shall default in its or their obligation to purchase Designated Securities and the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I to the Underwriting Agreement is more than one-tenth of the aggregate principal amount or aggregate number of shares (as the case may be) of Designated Securities, and arrangements satisfactory to the Underwriters and the Company for the purchase of said Designated Securities are not made within 36 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 5 and 7 hereof. In any such case, either the Underwriters or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of said Underwriter under this Agreement.

      9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any control person of any Underwriter, or the Company, or any officer or Trustee (director) or control person of the Company, and shall survive delivery of and payment for the Designated Securities and any termination of this Agreement.

      10. If any condition specified in Section 6 of this Agreement shall not have been fulfilled when and as required to be fulfilled thereunder, then this Agreement may be terminated by the Representative upon notice to the Company.

      11. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Section 5 and Section 7 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities. Unless the cause for non-delivery shall be a matter within the reasonable control of the Company, the Company shall be under no further liability to any Underwriter with respect to the Designated Securities except as provided in
Section 5 and Section 7 hereof.

      12. In all dealings under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

      13. All statements, requests, notices and agreements under this Agreement shall be in writing, or, if promptly confirmed in writing, by telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative at the address specified for the Representative in the Underwriting Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention:
Secretary.

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers and Trustees (directors) of the Company and each person, if any, who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      15. Time shall be of the essence of this Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      16. This Agreement shall be construed in accordance with the laws of the State of New York.

      17. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                                         ANNEX I

Pursuant to Section 6 (d) of the Underwriting Agreement, PricewaterhouseCoopers LLP shall furnish a letter to the Representative to the effect that:

(i) they are independent accountants with respect to the Company within the meaning of the Act and the rules and regulations adopted by the Securities and Exchange Commission;

(ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission with respect to registration statements on Form S-3;

(iii) on the basis of a reading of the latest available unaudited consolidated financial statements of the Company and the minute books of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards, and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that PricewaterhouseCoopers LLP makes no representation as to the sufficiency of such procedures for the Underwriters' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited consolidated financial statements incorporated by reference in the Registration Statement, or from which information set forth in the Registration Statement was taken, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to the Form 10-Q and the rules and regulations adopted by the Securities and Exchange Commission, or any material modifications should be made to the unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles, (B) for the twelve month period ended the date of the latest available financial statements of the Company, there were any decreases in operating revenues less fuel, purchased power and gas purchased for resale, operating income or net income for common stock as compared with the comparable prior period, except in all instances for decreases that the Registration Statement discloses have occurred or may occur, or decreases which are specified in such letter, identifying the same and specifying the amount thereof or (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company, or decrease in its common shareholders' equity, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in the Registration Statement, except in all instances for changes or decreases that the Registration Statement discloses have occurred or may occur, for payment of maturing installments of long-term debt and preferred stock, for conversions of convertible preferred stock, for the declaration of quarterly dividends or for the acquisition of preferred stock or long-term debt for sinking fund purposes, or for changes or decreases which are described in such letter, identifying the same and specifying the amount thereof; and

(iv) they have compared the dollar amounts (or percentages or ratios derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement as reasonably requested by the Underwriters (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the accounting records of the Company, and have found such dollar amounts, percentages and other financial information to be in agreement with such records, except as otherwise specified in such letter.